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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (Registration No. 333-22851), as amended by Amendment No. 1, of our report dated August 7, 1996, except for Note 14 as to which the date is February 4, 1997, on our audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1996 and 1995, and for the years ended June 30, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."



/s/Coopers & Lybrand L.L.P.
Fort Worth, Texas
April 11, 1997